Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT
Mitchell Binder
President & Chief Executive Officer
631-435-8300

ORBIT INTERNATIONAL ANNOUNCES INTENTION TO VOLUNTARILY DELIST ITS SHARES FROM NASDAQ AND DEREGISTER ITS SHARES WITH THE SEC

Hauppauge, New York, October 9, 2014 -- Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer and software solution provider, today announced that it intends to voluntarily delist its common shares from the Nasdaq Capital Market and to subsequently deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company is eligible to suspend these reporting obligations because it has fewer than 300 stockholders of record.

The Company is currently in compliance with all of its listing requirements.  Consistent with other cash management and cost reduction measures that have been implemented by the Company, the Board of Directors concluded that the costs of compliance, the demands of management’s time and the Company resources required to continue its SEC reporting obligations and maintain its Nasdaq listing were significantly greater than the benefits received by the Company and its stockholders from being a listed company.

Mitchell Binder, President and Chief Executive Officer of Orbit International Corp. commented, “We believe the delisting and deregistration will reduce the Company’s administrative expenses, allow the company to reinvest the savings into its operations and enable management to focus more of its time on business performance, thereby enhancing stockholder value.”

The Company expects to file a Form 25, Notification of Removal from Listing and/or registration under Section 12(b) of the Exchange Act with the SEC and Nasdaq on or before October 20, 2014.  The Form 25 will become effective 10 days after it is filed. Upon its effectiveness, the Company anticipates that its common stock will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities.  The Company expects its common stock will continue to trade on the Pink Sheets, so long as market makers continue to make a market in the Company’s common stock.

The Company also intends to deregister its common stock with the SEC and become a non-reporting company under the Exchange Act. The Company intends to file a Form 15 upon the effective date of the Nasdaq delisting. As of the date of the filing of the Form 15, the Company’s obligation to file reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. Other filing requirements will terminate upon the effectiveness of the deregistration under Section 12(g) of the Exchange Act, which is expected to occur 90 days after the filing of the Form 15. However, the Company intends to continue to provide stockholders with audited annual financial statements and certain quarterly financial information and to make such information publicly available in press releases and on its website. Additionally, the Company intends to provide additional material information regarding its business and operations by way of press releases and postings on its website, to hold annual stockholder meetings as required by law and to otherwise exercise good corporate governance.

Orbit International Corp., through its Electronics Group, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facility in Hauppauge, New York and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facility in Louisville, Kentucky.  Orbit's Power Group manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Power Group's COTS division designs, manufactures and sells power units and electronic products for measurement and display.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including statements regarding our expectations of Orbit’s operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results, additional orders, future business opportunities and continued growth may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond Orbit International's ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports.  For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.